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                                                                    Exhibit 99.b

                                     BY-LAWS
                                       OF
                                LEND LEASE FUNDS
                           (A Delaware Business Trust)

                                    ARTICLE 1

             AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

         1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Master Trust Agreement, as from time to time in effect (the "Declaration of Trust"), of Lend Lease Funds, the Delaware business trust established by the Declaration of Trust (the "Trust").

         1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located at 207 East Buffalo Street, Suite 400, Milwaukee, WI 53202.

                                    ARTICLE 2

                              MEETINGS OF TRUSTEES

         2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places either within or without the State of Delaware and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trust calling the meeting.

         2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
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         2.4 QUORUM; ADJOURNMENT; VOTE REQUIRED FOR ACTION. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. At the adjourned meeting, the Trustees may transact any business which might have been transacted at the original meeting. Except in cases where the Declaration of Trust or these By-Laws otherwise provide, the vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees.

         2.5 PARTICIPATION BY TELEPHONE. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 3

                                    OFFICERS

         3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Secretary and such other officers, including Vice Presidents, Assistant Treasurers and Assistant Secretaries, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Board shall be a Trustee and may but need not be a beneficial owner of the Trust (a "Shareholder"); and any other officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.

         3.2 ELECTION. The Chairman of the Board, the President, the Treasurer, and the Secretary shall be elected annually by the Trustees at a meeting held within the first four months of the Trust's fiscal year. The meeting at which the officers are elected shall be known as the annual meeting of Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

         3.3 TENURE. The Chairman of the Board, the President, the Treasurer, and the Secretary shall hold office until the next annual meeting of the Trustees and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.4 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

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         3.5 Chairman; President. Unless the Trustees otherwise provide, the
Chairman of the Board, or, if there is none, or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees.

         3.6 Vice President. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election) shall in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

         3.7 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         3.8 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

         3.9 Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

         3.10 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

         3.11 Resignations and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them

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with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                   Committees

         4.1 General. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE 5

                                     Reports

         5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 6

                                   Fiscal Year

         6.1 General. The fiscal year of the Trust shall be fixed by resolution of the Trustees.


                                    ARTICLE 7

                                      Seal

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         7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Delaware", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 8

                               Execution of Papers

         8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, or by the Treasurer and need not bear the seal of the Trust.

                                    ARTICLE 9

                         Issuance of Share Certificates

         9.1 Share Certificates. In lieu of issuing certificates for shares of the Trust, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

         The Trustees may at any time authorize the issuance of share certificates either in limited cases or to all Shareholders. In that event, a Shareholder may receive a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Treasurer or Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

         9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe. The Trust may require the owner of the lost, destroyed or mutilated share certificate, or his or her legal representative, to give the Trust a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

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         9.3 Issuance of New Certificate to Pledgee. A pledgee of shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder, and entitled to vote thereon.

         9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of shares certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                   ARTICLE 10

                       Dealings with Trustees and Officers

         10.1 General. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

                                   ARTICLE 11

                            Amendments to the By-Laws

         11.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.



Adopted: October 28, 1999

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                                LEND LEASE FUNDS
                             MASTER TRUST AGREEMENT

                                OCTOBER 28, 1999
















                         (C)1999 GOODWIN, PROCTER & HOAR
                               ALL RIGHTS RESERVED
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                                TABLE OF CONTENTS

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ARTICLE I  -  NAME AND DEFINITIONS................................................................................1
         Section 1.1       Name and Principal Office..............................................................1
         Section 1.2       Definitions............................................................................1
                  (a)      "Act"..................................................................................1
                  (c)      "By-Laws"..............................................................................2
                  (d)      "class"................................................................................2
                  (e)      "Commission"...........................................................................2
                  (f)      "Declaration of Trust".................................................................2
                  (h)      "Majority of the Outstanding Voting Shares"............................................2
                  (i)      "1940 Act".............................................................................2
                  (j)      "person"...............................................................................2
                  (k)      "Shareholder"..........................................................................3
                  (l)      "Shares"...............................................................................3
                  (m)      "Sub-Trust" or "Series"................................................................3
                  (n)      "Trust"................................................................................3
                  (o)      "Trustees".............................................................................3

ARTICLE II  -  PURPOSE OF TRUST...................................................................................3

ARTICLE III  -  THE TRUSTEES......................................................................................3
         Section 3.1       Number, Designation, Election, Term, etc...............................................3
                  (a)      Trustees...............................................................................3
                  (b)      Number.................................................................................3
                  (c)      Election and Term......................................................................3
                  (d)      Resignation and Retirement.............................................................4
                  (e)      Removal................................................................................4
                  (f)      Vacancies..............................................................................4
                  (g)      Effect of Death, Resignation, etc......................................................4
                  (h)      No Accounting..........................................................................4
         Section 3.2       Powers of Trustees.....................................................................5
                  (a)      Investments............................................................................6
                  (b)      Disposition of Assets..................................................................6
                  (c)      Ownership Powers.......................................................................6
                  (d)      Subscription...........................................................................6
                  (e)      Form of Holding........................................................................6
                  (f)      Reorganization, etc....................................................................6
                  (g)      Voting Trusts, etc.....................................................................7
                  (h)      Compromise.............................................................................7
                  (i)      Partnerships, etc......................................................................7
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                                      (i)
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                  (j)      Borrowing and Security.................................................................7
                  (k)      Guarantees, etc........................................................................7
                  (l)      Insurance..............................................................................7
                  (m)      Pensions, etc..........................................................................7
                  (n)      Distribution Plans.....................................................................8
         Section 3.3       Certain Contracts......................................................................8
                  (a)      Advisory...............................................................................8
                  (b)      Administration.........................................................................8
                  (c)      Distribution...........................................................................8
                  (d)      Custodian and Depository...............................................................8
                  (e)      Transfer and Dividend Disbursing Agency................................................9
                  (f)      Shareholder Servicing..................................................................9
                  (g)      Accounting.............................................................................9
         Section 3.4       Payment of Trust Expenses and Compensation of Trustees................................10
         Section 3.5       Ownership of Assets of the Trust......................................................10
         Section 3.6       Action by Trustees....................................................................10

ARTICLE IV  -  SHARES............................................................................................10
         Section 4.1       Description of Shares.................................................................10
         Section 4.2       Establishment and Designation of Sub-Trusts and Classes...............................12
                  (a)      Assets Belonging to Sub-Trusts........................................................12
                  (b)      Liabilities Belonging to Sub-Trusts...................................................13
                  (c)      Dividends.............................................................................13
                  (d)      Liquidation...........................................................................14
                  (e)      Voting................................................................................14
                  (f)      Redemption by Shareholder.............................................................15
                  (g)      Redemption by Trust...................................................................15
                  (h)      Net Asset Value.......................................................................15
                  (i)      Transfer..............................................................................16
                  (j)      Equality..............................................................................16
                  (k)      Fractions.............................................................................16
                  (l)      Conversion Rights.....................................................................16
                  (m)      Class Differences.....................................................................17
         Section 4.3       Ownership of Shares...................................................................17
         Section 4.4       Investments in the Trust..............................................................17
         Section 4.5       No Pre-emptive Rights.................................................................17
         Section 4.6       Status of Shares and Limitation of Personal Liability.................................17
         Section 4.7       No Appraisal Rights...................................................................18

ARTICLE V  -  SHAREHOLDERS' VOTING POWERS AND MEETINGS...........................................................18
         Section 5.1       Voting Powers.........................................................................18
         Section 5.2       Meetings..............................................................................18
         Section 5.3       Record Dates..........................................................................19
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         Section 5.4       Quorum and Required Vote..............................................................19
         Section 5.5       Action by Written Consent.............................................................19
         Section 5.6       Inspection of Records.................................................................19
         Section 5.7       Additional Provisions.................................................................20

ARTICLE VI  -  LIMITATION OF LIABILITY; INDEMNIFICATION..........................................................20
         Section 6.1       Trustees, Shareholders, etc. Not Personally Liable; Notice............................20
         Section 6.2       Trustee's Good Faith Action; Expert Advice; No Bond or Surety.........................20
         Section 6.3       Indemnification of Shareholders.......................................................21
         Section 6.4       Indemnification of Trustees, Officers, etc............................................21
         Section 6.5       Compromise Payment....................................................................22
         Section 6.6       Indemnification Not Exclusive, etc....................................................22
         Section 6.7       Liability of Third Persons Dealing with Trustees......................................23
         Section 6.8       Discretion............................................................................23

ARTICLE VII  -  MISCELLANEOUS....................................................................................23
         Section 7.1       Duration and Termination of Trust.....................................................23
         Section 7.2       Reorganization........................................................................23
         Section 7.3       Amendments............................................................................24
         Section 7.4       Filing of Copies; References; Headings................................................25
         Section 7.5       Applicable Law........................................................................25
         Section 7.6       Registered Agent......................................................................25
         Section 7.7       Integration...........................................................................25
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                                     (iii)